Filed pursuant to 424(b)(7)

Registration No. 333-223127

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrants	500,151	(1)	(1)	(1)
Common stock, par value $0.0001 per share, underlying the Warrants	500,151(2)	$16.67(3)	$8,337,517.17(3)	$1,082.21(4)
Total	—	$16.67	$8,337,517.17	$1,082.21

(1)

The shares of common stock being registered are purchasable by the selling securityholder upon exercise of the Warrants (expiring April 20, 2025, May 29, 2025, June 29, 2025 and July 31, 2025) being registered. Pursuant to Rule 457(g), no additional fee is payable for the Warrants.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of newly registered shares of Spirit Airlines, Inc. common stock being registered herein shall be adjusted to include any additional shares of common stock that may be issued or become issuable as a result of any common stock dividend, split, combination or similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price of our common stock on September 28, 2020, as reported on the New York Stock Exchange.

(4)	The filing fee is calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 21, 2018)

Warrants to Purchase 500,151 Shares of Common Stock

500,151 Shares of Common Stock Underlying the Warrants

Spirit Airlines, Inc.

From time to time, the United States Department of the Treasury (together with its permitted assignees, the “U.S. Treasury” and, collectively with its successors and transferees, the “selling securityholder”) may offer to sell (i) warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to an aggregate of 500,151 shares of our common stock, par value $0.0001 per share (the “common stock”), at an exercise price of $14.08 per share, and (ii) 500,151 shares of common stock issuable upon exercise of the Warrants. The exercise price and the number of shares of common stock that may be acquired upon exercise of each Warrant are subject to adjustment from time to time in the manner described in this prospectus supplement. The Warrants expire on various dates between April 20, 2025 and July 31, 2025, as further described in this prospectus supplement.

We originally issued the Warrants to the U.S. Treasury in a series of private placements exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in connection with our participation in the payroll support program (the “PSP”) under Division A, Title IV, Subtitle B of The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

We are registering the resale of the Warrants and the shares of common stock issuable upon exercise of the Warrants pursuant to the terms of the Warrant Agreement, dated as of April 20, 2020, between us and the U.S. Treasury (the “Warrant Agreement”). The selling securityholder who may sell or otherwise dispose of the securities offered by this prospectus supplement includes the U.S. Treasury and any other holders of the securities covered by this prospectus supplement to whom the U.S. Treasury has transferred the Warrants or shares of common stock issuable upon exercise of the Warrants and its registration rights with respect thereto in accordance with the terms of the Warrant Agreement.

The selling securityholder may offer and sell the securities offered hereby in amounts, at prices and on terms that it will determine at the time of any such offering. The securities offered by this prospectus supplement and the accompanying prospectus may be offered by the selling securityholder directly to investors, to or through underwriters, dealers or other agents, or through a combination of these methods. We will not receive any of the proceeds from the sale of the Warrants or the shares of our common stock issuable upon exercise of the Warrants that may be sold by the selling securityholder. Our common stock is listed on the New York Stock Exchange under the symbol “SAVE.” On September 29, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $16.02. You are urged to obtain current market quotations of our common stock. The Warrants have no established trading market and we do not intend to apply to list the Warrants on any securities exchange or include the Warrants in any automated quotation system.

Investing in any of our securities involves a high degree of risk. The Warrants are not appropriate for every investor and may expire worthless. See “Risk Factors” beginning on page S-4.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 30, 2020

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iii
SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-4
SELLING SECURITYHOLDER	S-9
CERTAIN RELATIONSHIPS WITH THE SELLING SECURITYHOLDER	S-11

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in this prospectus supplement under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement before deciding whether to invest in the securities offered by this prospectus supplement.

In this prospectus supplement, references to “Spirit,” the “Company,” “we,” “us” and “our” refer to Spirit Airlines, Inc. Unless otherwise indicated or the context otherwise requires, references to our common stock refer to our voting common stock, par value $0.0001 per share.

We have made rounding adjustments to reach some of the figures included in this prospectus supplement and, unless otherwise indicated, percentages presented in this prospectus supplement are approximate.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related company free writing prospectus and statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•

the severity, extent and duration of the ongoing COVID-19 pandemic and its impact on our business, results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to reduce the spread of the virus, the effectiveness of our cost reduction and liquidity preservation measures, and the speed and extent of the recovery across the broader travel industry;

•	restrictions on our business by accepting financing under the CARES Act;

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	changes in worldwide economic conditions;

•	liquidity and general level of capital resources;

S-iii

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	changes in legislation, regulation and governmental policy, including tariffs;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	processing, storage, use and disclosure of personal data;

•	our ability to maintain or grow non-ticket revenues;

•	operational disruptions out of our key airports;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our dependence on a limited number of aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	our ability to attract and retain qualified personnel;

•	loss of key personnel; and

•	the other risk factors described below under the heading “Risk Factors.”

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed or incorporated in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iv

SUMMARY

This summary highlights basic information about our company and this offering. Because it is a summary, it may not contain all of the information that may be important to you or that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by the Company with the SEC that are incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus supplement.

Overview

Spirit Airlines, headquartered in Miramar, Florida, offers affordable travel to value-conscious customers. Our all-Airbus fleet is one of the youngest and most fuel efficient in the United States. In 2019, we served more than 600 daily flights to 77 destinations in 16 countries throughout the United States, Latin America and the Caribbean.

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers unbundled base fares that remove components traditionally included in the price of an airline ticket. By offering customers unbundled base fares, we give customers the power to save by paying only for the Á La SmarteTM options they choose, such as checked and carry-on bags, advance seat assignments, priority boarding and refreshments. We record revenue related to these options as non-fare passenger revenue, which is recorded within passenger revenues in our statements of operations.

Our mailing address and executive offices are located at 2800 Executive Way, Miramar, Florida 33025, and our telephone number at that address is (954) 447-7920.

THE OFFERING

Issuer	Spirit Airlines, Inc.

Warrants Offered	Warrants to purchase an aggregate of 500,151 shares of common stock, consisting of:

•  A warrant to purchase 143,541 shares of common stock for an initial exercise price of $14.08 (subject to adjustment as described herein) expiring five years from the date of issuance (April 20, 2025).

• A warrant to purchase 142,644 shares of common stock for an initial exercise price of $14.08 (subject to adjustment as described herein) expiring five years from the date of issuance (May 29, 2025).

•  A warrant to purchase 142,644 shares of common stock for an initial exercise price of $14.08 (subject to adjustment as described herein) expiring five years from the date of issuance (June 29, 2025).

• A warrant to purchase 71,322 shares of common stock for an initial exercise price of $14.08 (subject to adjustment as described herein) expiring five years from the date of issuance (July 31, 2025).

See “Description of the Warrants” and “Description of Common Stock” in this prospectus supplement for additional information.

Shares of Common Stock Offered	500,151 shares, issuable upon exercise of the Warrants. See “Description of Common Stock” in this prospectus supplement for additional information.

Use of Proceeds	The selling securityholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of securities by the selling securityholder. See “Use of Proceeds.”

Risk Factors	Investing in any of our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in our securities.

NYSE Symbol	Our common stock is listed on the NYSE under the symbol “SAVE.” On September 29, 2020, the last reported sale price of our common stock was $16.02 per share.

Absence of a Public Market for Warrants	The Warrants have no established trading market and we do not intend to apply to list the Warrants on any securities exchange or include the Warrants in any automated quotation system.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement and the documents incorporated by reference herein, including risk factors described in our most recent Annual Report on Form 10-K, as amended and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

Risks Related to the Warrants

Each Warrant is a risky investment. You may not be able to recover the value of your investment in such Warrant, and such Warrant may expire worthless.

In order for you to recover the value of your investment in a Warrant, either (i) a trading market must develop for such Warrant and the market price of such Warrant must exceed the price you paid for such Warrant or (ii) the sale price of our common stock must be more than the sum of the exercise price of such Warrant (initially $14.08) and the price you paid for such Warrant for you to have an opportunity to exercise the Warrant and achieve a positive return on your investment.

Each Warrant is exercisable only for a limited period of time and will expire on a date between April 20, 2025 and July 31, 2025, as further described in this prospectus supplement. In the event that our common stock price does not trade above the level discussed above during the period when the applicable Warrant is exercisable, you will likely not be able to recover the value of your investment in such Warrant. In addition, if our common stock price falls and remains below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the market price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. In addition, upon exercise of the Warrants, we have the option to deliver shares of our common stock or pay cash on a net basis after giving effect to payment of the exercise price for the Warrants, and such net settlement amount will be calculated based on the closing price of our common stock on the date of exercise. Accordingly, the number of shares and value of the common stock or cash payment you receive upon exercise of a Warrant will depend on the market price of our common stock on the day on which you choose to exercise such Warrant.

Any purchaser of a Warrant who receives shares of our common stock upon exercise of such Warrant will incur immediate and future dilution.

Upon exercise of a Warrant, we have the option to deliver shares of our common stock or pay cash on a net basis after giving effect to payment of the exercise price for such Warrant. If we determine to settle a Warrant in shares of our common stock, you could experience immediate and substantial dilution if the exercise price of such Warrant at the time were higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the Warrants and described in this prospectus supplement, when we issue additional shares of our common stock that we are permitted or required to issue in any future offerings or under outstanding convertible securities, options and warrants and under our stock option plans or other employee or director compensation plans.

The market price of the Warrants will be directly affected by the market price of our common stock, which may be volatile.

There is no existing market for the Warrants, and we do not intend to apply to list the Warrants on any securities exchange or include the Warrants in any automated quotation system. To the extent a secondary market develops for the Warrants, the market price of our common stock will significantly affect the market price of the Warrants. This may result in greater volatility in the market price of the Warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the Warrants.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Unless and until you acquire shares of our common stock upon exercise of a Warrant, you will have no rights with respect to our common stock, including rights to receive dividend payments, vote or respond to tender offers. Upon exercise of a Warrant, you will be entitled to exercise the rights of a common stockholder only if we determine to settle such Warrant in shares of our common stock (instead of cash) and only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares of our common stock underlying, the Warrants may not be adjusted for all dilutive events.

The exercise price of, and the number of shares of our common stock underlying, the Warrants are subject to adjustment for certain events summarized below under “Description of the Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger, consolidation or similar transaction or, under certain circumstances, an issuance of common stock or convertible securities pursuant to benefit plans, business acquisitions and public or other broadly marketed offerings or for consideration (or having a conversion price per share) more than 90% of the then-current market value, that may adversely affect the market price of the Warrants or our common stock. Other events that adversely affect the value of the Warrants or our common stock may also occur that do not result in an adjustment to the exercise price.

The Warrants do not automatically exercise, and any Warrant not exercised on or prior to the applicable expiration date will expire unexercised.

The Warrants do not automatically exercise upon expiration. You are entitled to exercise a Warrant or any portion thereof. If you do not exercise a Warrant prior to the expiration date, such Warrant will expire unexercised and you will not receive any shares of our common stock.

The selling securityholder is a federal agency, and your ability to bring a claim against such securityholder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Section 3(c) of the Exchange Act provides that the selling securityholder and its officers, agents and employees are exempt from liability for any violation or alleged violation of any provision of the Exchange Act, including the anti-fraud provisions of Section 10(b) of the Exchange Act. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling securityholder for a violation of the Securities Act or the Exchange Act, resulting from an alleged material misstatement in, or material omission from, this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or resulting from any other act or omission in connection with the offering or sale of a Warrant by the selling securityholder or the shares of our common stock issuable upon exercise thereof, would likely be barred.

Holders of the Warrants will not receive any additional shares of our common stock or other compensation representing any lost value in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders, each of which are referred to in this prospectus supplement as a business combination, each warrantholder’s right to receive shares of common stock under the terms of a Warrant will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised such Warrant immediately prior to such business combination. Any such business combination could substantially affect the value of a Warrant by changing the securities received upon exercise of such Warrant or fixing the market value of the property to be received upon exercise of such Warrant. Any warrantholder will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a change in the securities or property (including cash) underlying a Warrant resulting from any such business combination.

Risks Related to our Common Stock

The trading price of our common stock may fluctuate significantly, and this may make it difficult for you to resell our common stock when you want or at prices you find attractive.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including:

•

the severity, extent and duration of the ongoing COVID-19 pandemic and its impact on our business, results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to reduce the spread of the virus, the effectiveness of our cost reduction and liquidity preservation measures, and the speed and extent of the recovery across the broader travel industry;

•	announcements concerning our competitors, the airline industry or the economy in general;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	increased price competition;

•	media reports and publications about the safety of our aircraft or the aircraft type we operate;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	changes in the price of aircraft fuel;

•	announcements concerning the availability of the type of aircraft we use;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	sales of our common stock or other actions by investors with significant shareholdings;

•	trading strategies related to changes in fuel or oil prices; and

•	general market, political and economic conditions.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our common stock.

In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources and harm our business or results of operations.

Our net operating losses may be limited for U.S. federal income tax purposes under Section 382 of the U.S. Internal Revenue Code.

If a corporation with net operating losses (“NOLs”) undergoes an “ownership change” within the meaning of Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), then such corporation’s use of such “pre-change” NOLs to offset income incurred following such ownership change generally will be subject to an annual limitation specified in Section 382 of the Code. Such limitation also may apply to certain losses or deductions that are “built-in” (i.e., attributable to periods prior to the ownership change, but not yet taken into account for tax purposes) as of the date of the ownership change that are subsequently recognized. An ownership change generally occurs when there is either (i) a shift in ownership involving one or more “5% shareholders,” or (ii) an “equity structure shift” and, as a result, the percentage of stock of the corporation owned by one or more 5% shareholders (based on value) has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders during the “testing period” (generally the three years preceding the testing date). If the use of our net operating losses to offset our income is subject to such an annual limitation, it is possible that our cash flows, business operations or financial conditions could be adversely affected.

Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens and specifying an exclusive forum for stockholder disputes.

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our common stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated bylaws provide that the failure of non-U.S. citizens to register their shares on a separate stock record, which we refer to as the “foreign stock record,” would result in a suspension of their voting rights in the event that the aggregate foreign ownership of the outstanding common stock exceeds the foreign ownership restrictions imposed by federal law.

Our amended and restated bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. If it is determined that the amount registered in the foreign stock record exceeds the foreign ownership restrictions imposed by federal law, shares will be removed from the foreign stock record in reverse chronological order based on the date of registration therein, until the number of shares registered therein does not exceed the foreign ownership restrictions imposed by federal law. As of June 30, 2020, we believe we were in compliance with the foreign ownership rules.

As of June 30, 2020, there were no shares of non-voting common stock outstanding. When shares of non-voting common stock are outstanding, the holders of such stock may convert such shares, on a share-for-share basis, in the order reflected on our foreign stock record as shares of common stock are sold or otherwise transferred by non-U.S. citizens to U.S. citizens.

Our amended and restated certificate of incorporation also specifies that the Court of Chancery of the State of Delaware shall be the exclusive forum for substantially all disputes between us and our stockholders.

Our anti-takeover provisions may delay or prevent a change of control, which could adversely affect the price of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions, which could adversely affect the price of our common stock. These provisions include, among others:

•

our board of directors is divided into three classes, with each class serving for a staggered three-year term, which prevents stockholders from electing an entirely new board of directors at an annual meeting;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the Chairman of the Board or by our corporate secretary at the direction of our board of directors;

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors and propose matters to be brought before an annual meeting of our stockholders may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•

our board of directors may, without stockholder approval, issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of discouraging, delaying or preventing a change of control.

On March 29, 2020, the board of directors adopted a Rights Agreement and declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock of the Company to stockholders of record as of the close of business on April 9, 2020. In addition, each share of common stock issued in this offering and upon exercise of a Warrant will have such Right. The board of directors has adopted the Rights Agreement to reduce the likelihood that a potential acquirer would gain (or seek to influence or change) control of the Company by open market accumulation or other tactics without paying an appropriate premium for the Company’s shares. In general terms and subject to certain exceptions, it works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires 10% or more of the outstanding common stock of the Company without the approval of the board of directors. The Rights Agreement may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions, which could adversely affect the price of our common stock.

We do not intend to pay cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and fund share repurchases under programs approved by our board of directors. We do not intend to pay cash dividends in the foreseeable future. As further described under “Certain Relationships with the Selling Securityholder”, our board of directors is prohibited from declaring dividends until September 30, 2021, pursuant to the terms of our participation in the PSP under the CARES Act. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, business prospects and such other factors as our board of directors deems relevant. The timing of any share repurchases under share repurchase programs will depend upon market conditions, our capital allocation strategy and other factors, subject to the limitations pursuant to our participation in the PSP.

SELLING SECURITYHOLDER

On each of April 20, 2020, May 29, 2020, June 29, 2020 and July 31, 2020, we issued to the U.S. Treasury separate Warrants to purchase 143,541, 142,644, 142,644 and 71,322 shares, respectively, of our common stock, each with an exercise price of $14.08 (the last reported trading price of our common stock on April 9, 2020). Each Warrant is exercisable until the fifth anniversary of the issuance date of such Warrant. See “Description of the Warrants.”

We are registering the offer and sale of the Warrants and the shares of our common stock issuable upon exercise of the Warrants by the selling securityholder to satisfy registration rights we granted to the selling securityholder. See “Certain Relationships with the Selling Securityholder—Payroll Support Program—Warrant Agreement.” The selling securityholder who may sell or otherwise dispose of the securities offered by this prospectus supplement includes the U.S. Treasury and any other holders of the securities covered by this prospectus supplement to whom the U.S. Treasury has transferred the Warrants or shares of our common stock issuable upon exercise of the Warrants and its registration rights with respect thereto in accordance with the terms of the Warrant Agreement.

The selling securityholder may offer, from time to time in one or more offerings, the Warrants or up to 500,151 shares of our common stock issuable upon exercise of the Warrants, subject to adjustment as described herein. See “Description of the Warrants—Adjustments to the Warrants.” We do not know whether or in what amounts the selling securityholder may offer to sell the Warrants or the shares of our common stock issuable upon exercise of the Warrants pursuant to this prospectus supplement. The selling securityholder may elect not to sell any or all of the securities offered by this prospectus supplement.

The following tables set forth the name of the initial selling securityholder and the number of Warrants and shares of our common stock issuable upon exercise of the Warrants held by it as of September 30, 2020. To our knowledge, the selling securityholder possesses sole investment power over the Warrants and shares of our common stock issuable upon exercise of the Warrants listed below. The selling securityholder has no voting rights with respect to the Warrants, and the U.S. Treasury, pursuant to the Warrant Agreement, has contractually agreed not to vote the shares of our common stock issuable upon exercise of the Warrants, although such agreement not to vote will not apply to any other person to whom the U.S. Treasury may transfer the Warrants or the shares of our common stock issuable upon exercise of the Warrants.

The following tables assume that the selling securityholder sells all of the Warrants and all of the shares of our common stock issuable upon exercise of the Warrants, as applicable, that it is offering for sale under this prospectus supplement and neither acquires nor disposes of any other shares, or rights to purchase other shares, of our common stock. Because the selling securityholder is not obligated to sell all or any portion of the Warrants or the shares of our common stock issuable upon exercise of the Warrants, we cannot estimate the actual number of shares (or the actual percentage of the class), or other rights to purchase other shares, of our common stock that will be beneficially owned by the selling securityholder in the future.

	Beneficial Ownership Before Resale		Number of Warrants offered pursuant to this prospectus supplement		Beneficial Ownership After Resale
	Warrants				Warrants
Name of Selling Securityholder	Number of Warrants %				Number of Warrants %
United States Department of the Treasury	500,151 (1)	100%	500,151	(1)	— *

	Beneficial Ownership Before Resale		Number of shares offered pursuant to this prospectus supplement		Beneficial Ownership After Resale
	Common Stock				Shares
Name of Selling Securityholder	Number of Shares %				Number of Shares %
United States Department of the Treasury	500,151 (1) *		500,151	(1)	— *

*	Less than 1.0%.

(1)

In accordance with the terms of the Warrants and the Warrant Agreement, each of the Warrants is fully transferable, whether in full or in part, by the selling securityholder. Accordingly, for purposes of the table above, the numbers are presented based on the number of shares of our common stock issuable upon the full exercise of the Warrants. For additional information on the Warrants, see “Description of the Warrants.”

(2)

In computing the percentage ownership of the selling securityholder, the shares of our common stock issuable upon exercise of the Warrants are deemed to be beneficially owned by the selling securityholder because they are immediately exercisable. All percentages in the table are based on a total of 89,213,514 shares of our common stock outstanding as of June 30, 2020.

(3)

None of the shares of our common stock beneficially owned by the selling securityholder are currently outstanding but instead are issuable only upon exercise of the Warrants and only if we elect to deliver shares of our common stock (rather than cash) in settlement of the Warrants. If we determine to settle any exercise of the Warrants in shares of our common stock, the actual number of shares of our common stock that could be issued upon exercise of the Warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described below under “Description of the Warrants—Adjustments to the Warrants” and cannot be determined at this time. The address of the selling securityholder is United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Room 2312, Washington, D.C. 20220.

CERTAIN RELATIONSHIPS WITH THE SELLING SECURITYHOLDER

Payroll Support Program

On April 20, 2020, we entered into a Payroll Support Program Agreement with the U.S. Treasury (the “PSP Agreement”), pursuant to which we received a total of $334.7 million to be used exclusively to pay for salaries, wages and benefits for the Company’s employees through September 30, 2020. Of the amounts disbursed under the PSP Agreement, $70.4 million was in the form of promissory notes issued by the Company to the U.S. Treasury (the “Notes”). Interest on the Notes is payable semi-annually at a rate of 1.0% in years 1 through 5 and at the Secured Overnight Financing Rate plus 2.0% in years 6 through 10. The Notes have ten year terms, maturing at dates between April 20, 2030 and July 31, 2020, and are prepayable at any time, without penalty, at the Company’s option.

Pursuant to the terms of the PSP Agreement, we are subject to certain restrictions, including, but not limited to:

•	restrictions on payment of dividends and share repurchases through September 30, 2021;

•	requirements to maintain certain levels of scheduled service through September 30, 2020;

•	a prohibition on involuntary terminations or furloughs of our employees (except for health, disability, cause or certain disciplinary reasons) through September 30, 2020;

•

a prohibition on reducing the salary, wages, or benefits of our employees (other than our executive officers or independent contractors or as otherwise permitted under the terms of the PSP) through September 30, 2020;

•	limits on certain executive compensation, including limiting pay increases and severance pay or other benefits upon terminations, through March 24, 2022;

•	use of the grant funds exclusively for the continuation of payment of employee wages, salaries and benefits; and

•	additional reporting and recordkeeping requirements relating to funds received under the CARES Act.

In connection with our participation in the PSP, we entered into a Warrant Agreement with the U.S. Treasury on April 20, 2020 (the “Warrant Agreement”) and issued to the U.S. Treasury the Warrants (as described under “Description of the Warrants”) to purchase up to 500,151 shares of common stock at an initial exercise price of $14.08 per share (the last reported trading price of our common stock on April 9, 2020), exercisable at any time prior to the fifth anniversary of each Warrant’s issuance.

Pursuant to the Warrant Agreement, the U.S. Treasury may not vote the shares of our common stock issuable upon exercise of a Warrant, although such agreement not to vote will not apply to any other person to whom the U.S. Treasury may transfer the Warrants or the shares of our common stock issuable upon exercise of the Warrants. In addition, we have agreed to register under the Securities Act the resale by the U.S. Treasury of the Warrants and any shares of our common stock issuable upon exercise of the Warrants, subject to certain exceptions. The U.S. Treasury may also demand an underwritten offering of the Warrants or any shares of our common stock issuable upon exercise of the Warrants, subject to certain conditions and limitations described in the Warrant Agreement. We are responsible for paying all registration expenses and expenses associated with registration of the Warrants or the shares of our common stock issuable under the Warrants under the Securities Act, including in connection with any underwritten offering pursuant to the Warrant Agreement and reasonable fees and expenses of counsel to the U.S. Treasury in connection with any registered offering, but excluding any selling expenses such as discounts, selling commissions and stock transfer taxes and related legal fees. The U.S. Treasury’s registration rights under the Warrant Agreement may be assigned to any transferee or assignee in connection with a transfer of the Warrants or the shares of our common stock issuable upon exercise of the Warrants, in whole or in part, if the transfer is for at least 20% of the total number of shares of our common stock issuable upon exercise of the Warrants. The registration rights provided under the Warrant Agreement will terminate when the Warrants or shares of our common stock issuable upon exercise of the Warrants are sold pursuant to an effective registration statement under the Securities Act, when such securities may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale (subject to certain exceptions), when they shall have ceased to be outstanding or when they have been sold in a private transaction in which the transferor’s rights under the Warrant Agreement are not assigned to the transferee of the securities.

The Warrant Agreement includes customary indemnification provisions in favor of the U.S. Treasury and any person to whom the U.S. Treasury transfers the Warrants or the shares of our common stock issuable upon exercise of the Warrants with respect to certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Loan Program

On April 29, 2020, we applied for additional funds under the U.S. Treasury’s loan program under the CARES Act (the “Loan Program”), followed by the execution of a non-binding letter of intent with the U.S. Treasury, which summarized the principal terms of the financing request submitted by the Company to the U.S. Treasury. Subsequently, on September 17, 2020, the Company announced that it did not intend to participate in the Loan Program, following the completion of a private offering by certain indirect wholly-owned subsidiaries of the Company of an aggregate of $850 million principal amount of 8.00% senior secured notes due 2025.

USE OF PROCEEDS

The selling securityholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of securities by the selling securityholder. We will bear the costs associated with this registration in accordance with the Warrant Agreement; however, the selling securityholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of the Warrants or shares of our common stock. For more information, see “Selling Securityholder” and “Certain Relationships with the Selling Securityholder.”

DESCRIPTION OF COMMON STOCK

The following description of our common stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws summarize the material terms and provisions of our common stock. Such descriptions are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

General

As of June 30, 2020, there were 90,403,014 shares of our voting common stock issued, 89,213,514 shares of our voting common stock outstanding and no shares of our non-voting common stock issued and outstanding.

Our amended and restated certificate of incorporation authorizes us to issue up to 240,000,000 shares of voting common stock, $0.0001 par value per share, 50,000,000 shares of non-voting common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Our shares of voting common stock and non-voting common stock are not redeemable and do not have preemptive rights. The remaining shares of authorized and unissued capital stock are available for future issuance, subject to our amended and restated certificate of incorporation, amended and restated bylaws and applicable law, including any regulations governing the exchange on which our shares of capital stock are then listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Voting Common Stock

Dividend Rights. Holders of our voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our non-voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Each holder of our voting common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors properly up for election at any given stockholders’ meeting.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our voting common stock will be entitled to share ratably with shares of our non-voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our voting common stock. The rights, preferences and privileges of the holders of our voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Non-Voting Common Stock

Dividend Rights. Holders of our non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Shares of our non-voting common stock are not entitled to vote on any matters submitted to a vote of the stockholders, including the election of directors, except to the extent required under the Delaware General Corporation Law.

Conversion Rights. Shares of our non-voting common stock are convertible on a share-for-share basis into voting common stock at the election of the holder. Please see “—Limited Voting by Foreign Owners.”

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our non-voting common stock will be entitled to share ratably with shares of our voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our non-voting common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our non-voting common stock. The rights, preferences and privileges of the holders of our non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Shareholder Rights Agreement

On March 29, 2020, our board of directors adopted a Rights Agreement and declared a dividend of one Right for each outstanding share of common stock to stockholders of record as of the close of business on April 9, 2020 (the “Record Date”). In addition, each share of common stock issued after the Record Date but prior to the earlier of the Distribution Date (as defined in the Rights Agreement) and the Expiration Date (as defined in the Rights Agreement) shall also have such Right attached thereto, including the shares any shares of common stock issued upon exercise of the Warrants. Each Right will be exercisable to purchase, for $60.00, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $0.0001 per share, once the Rights become exercisable. The Rights will expire on March 29, 2021, unless earlier exercised, exchanged, amended or redeemed. For further information, reference should be made to the Rights Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2020.

Warrants

In connection with its participation in the PSP, the Company was obligated to issue to U.S. Treasury Warrants to purchase shares of common stock, at an initial exercise price of $14.08 per share (the last reported trading price of our common stock on April 9, 2020). See “Description of the Warrants” for additional information.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of voting common stock outstanding will be able to elect all of our directors up for election at any given stockholders’ meeting. At any given stockholders’ meeting for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director up for election. Except as otherwise required by applicable law or the rights and preferences of any then-outstanding preferred stock, our amended and restated certificate of incorporation and amended and restated bylaws provide that a director may be removed from the board of directors with cause by a majority vote of the shares of voting common stock outstanding, but vacancies may only be filled by the board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our corporate secretary, upon the direction of our board of directors, or the Chairman of the

Board may call a special meeting of stockholders. Our amended and restated bylaws also establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals for the nomination of candidates for election as directors, all of which must be brought in a timely manner. Timely, for purposes of our amended and restated bylaws, generally means delivery of notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting date.

Our amended and restated certificate of incorporation and amended and restated bylaws requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws including, among other things, relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated bylaws provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Limitations of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we may indemnify our directors and officers, in each case to the fullest extent permitted by the Delaware General Corporation Law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and they permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the Delaware General Corporation Law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these limitation of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.

Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Market Listing

Our common stock is listed and traded on the NYSE under the symbol “SAVE.”

DESCRIPTION OF THE WARRANTS

The following description of the Warrants summarizes the material terms and provisions of the Warrants that may be offered and sold by the selling securityholder. Such description is qualified by reference to the form of Warrant, a copy of which has been filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Warrants

On April 20, 2020, May 29, 2020, June 29, 2020 and July 31, 2020, in connection with our participation in the Payroll Support Program under the CARES Act, we issued warrants to the U.S. Treasury to purchase 143,541 shares, 142,644 shares, 142,644 shares and 71,322 shares, respectively, of our common stock (each a “Warrant” and, collectively, the “Warrants”). Each Warrant may be exercised at an exercise price of $14.08 (the last reported trading price of our common stock on April 9, 2020) at any time prior to the fifth anniversary of its issuance.

The Warrants initially represent the right to purchase up to 500,151 shares of our common stock. The number of shares deliverable upon exercise of the Warrants is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price of each Warrant is $14.08 per share of common stock for which such Warrant may be exercised. Each Warrant may be exercised in whole or in part at any time, and from time to time, at or before 5:00 p.m., New York City time, on the fifth anniversary of the issuance of such Warrant, by surrender of such Warrant and delivery of a completed notice of exercise attached to such Warrant to us and the payment of the exercise price per share for the shares of our common stock for which such Warrant is being exercised.

The exercise price of a Warrant cannot be paid in cash by the holder of such Warrant in exchange for the number of shares of our common stock underlying such Warrant. Rather, upon exercise of a Warrant in whole or in part, we may elect to pay or deliver, as the case may be, to the holder of such Warrant (a) cash (“Net Cash Settlement”) or (b) shares of our common stock together with cash, if applicable, in lieu of delivering any fractional shares of our common stock (“Net Share Settlement”). If we elect Net Cash Settlement, we will pay to the warrantholder cash equal to the number of shares of our common stock as to which such Warrant has been exercised, as indicated in the notice of exercise, multiplied by the sum of the average market price for shares of our common stock for the 15 consecutive trading days ending on and including the trading day immediately preceding the date the exercise notice was delivered, less the then-applicable exercise price. If we elect Net Share Settlement, we will deliver to the warrantholder a number of shares of our common stock equal to the number of shares of our common stock as to which such Warrant has been exercised, as indicated in the notice of exercise, multiplied by the quotient of (i) the sum of the average market price for shares of our common stock for the 15 consecutive trading days ending on and including the date the trading day immediately preceding the date the exercise notice was delivered, less the then-applicable exercise price, divided by (ii) the average market price for shares of our common stock for the 15 consecutive trading days ending on and including the trading day immediately preceding the date the exercise notice was delivered. The exercise price applicable to each Warrant is subject to further adjustment as described below under the heading “—Adjustments to the Warrants.”

Issuance of certificates of any shares of our common stock deliverable upon exercise of a Warrant will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates (other than any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate or any such certificate, or any other certificates or other securities in a name other than that of the registered holder of such Warrant at the time of exercise).

No Rights as Stockholders; Voting of Shares of our Common Stock

Each Warrant does not entitle its holder to any of the rights of a holder of our common stock, including any voting rights and rights to dividend payments, until and then only to the extent, such Warrant has been exercised. However, pursuant to the Warrant Agreement, the U.S. Treasury may not vote the shares of our common stock issuable upon exercise of a Warrant, although such agreement not to vote will not apply to any other person to whom the U.S. Treasury may transfer a Warrant or the shares of our common stock issuable upon exercise of such Warrant.

Adjustments to the Warrants

Pursuant to each Warrant, the number of shares of our common stock issuable upon exercise of a Warrant and/or the per share exercise price of a Warrant will be automatically adjusted upon the occurrence of the following events:

•	any stock split, stock dividend, subdivision, reclassification or combination of our common stock;

•

issuance of our common stock (or securities convertible into our common stock) for consideration (or having a conversion price per share) less than 90% of the then-current market value, except for issuances in connection with benefit plans, business acquisitions and public or other broadly marketed offerings;

•

any dividend or distribution on our common stock (whether in the form of securities, evidences of indebtedness, assets, cash, rights or warrants), other than dividends paid in our common stock and other dividends or distributions covered by the first bulletpoint above;

•	a pro rata repurchase by us of our common stock; and

•

a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the board of directors, to protect the purchase rights of the holders of the Warrant.

In addition, in the event of any merger, consolidation or other business combination to which we are a party, the warrantholder’s right to receive shares of our common stock upon exercise of a Warrant will be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable upon exercise of such Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination. For purposes of the provision described in the preceding sentence, if the holder of our common stock has the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the warrantholder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of all holders of the common stock that affirmatively make an election (or of all such holders if none make an election).

Transferability

Each Warrant may be transferred, in whole or in part, by its holder.

Amendment

Each Warrant may be amended and the observance of any term of such Warrant may be waived with the consent of us and the warrantholder.

PLAN OF DISTRIBUTION

General

The Warrants and shares of our common stock issuable upon exercise of the Warrants offered pursuant to this prospectus supplement may be offered and sold from time to time by the selling securityholder directly or through one or more underwriters, broker-dealers or agents. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholder may use one or more of the following methods when selling securities:

•	underwritten offerings;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	through the writing or settlement of options or other hedging or derivative transactions, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and delivery of shares of securities to close out short positions;

•	by pledge to secure debts and other obligations, including sales by broker-dealers of shares of securities that are loaned or pledged to such broker-dealers;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	any combination of the foregoing; or

•	any other method permitted by applicable law.

To the extent required by law, the prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering by the selling securityholder may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the names of any managing underwriter or underwriters;

•	the amount of securities underwritten or purchased by any underwriter or underwriters;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from the selling securityholder;

•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;

•	any public offering price and the proceeds to the selling securityholder;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling securityholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering pursuant to this prospectus, underwriters may have an option to purchase securities from the selling securityholder. We will provide information regarding any such option to purchase additional securities from the selling securityholder in the applicable prospectus supplement. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling securityholder, as applicable.

If dealers are used in the sale of securities offered through this prospectus, the selling securityholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling securityholder. If the selling securityholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

The selling securityholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling securityholder. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling securityholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling securityholder may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling securityholder may enter into hedging transactions with dealers which may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholder. The selling securityholder may also sell securities and deliver securities to close out such short position. The selling securityholder may also enter into option or other transactions with dealers that require the delivery by such dealers of securities, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the selling securityholder, to indemnification by the selling securityholder against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses. Pursuant to the Warrant Agreement, we will bear all costs, expenses and fees in connection with the registration of the resale of the securities covered by this prospectus supplement, other than selling expenses such as discounts, selling commissions and stock transfer taxes and related legal fees, which will be paid by the selling securityholder. The selling securityholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the securities offered by this prospectus supplement against certain liabilities, including liabilities arising under the Securities Act. We have agreed, in the Warrant Agreement, to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling securityholder may be entitled to contribution. We have agreed under the Warrant Agreement to cause such of our directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 30 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus supplement.

The selling securityholder and any agents, underwriters or dealers that are involved in selling our securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that the selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part. The selling securityholder may also sell securities under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement, if any.

LEGAL MATTERS

The validity of the common stock and Warrants offered hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The financial statements of Spirit Airlines, Inc. appearing in Spirit Airlines, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2019, and the effectiveness of Spirit Airlines, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and Spirit Airlines, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are, and audited financial statements and Spirit Airlines, Inc.’s management’s assessment of internal controls over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC related to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings.

You can obtain any of the filings incorporated by reference herein through our website (www.spirit.com) or from the SEC through the SEC’s website. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Company’s Secretary at 2800 Executive Way, Miramar, FL 33025. Our website address is included in this document as an inactive textual reference only, and information appearing on our website is not part of, and is not incorporated by reference in, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on April 16, 2020;

•	our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 28, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on July 22, 2020;

•

our Current Reports on Form 8-K, filed with the SEC on March  26, 2020, March  30, 2020 (two filings), April  23, 2020, May  12, 2020, June  19, 2020, July  22, 2020, August  3, 2020, August  31, 2020, September  2, 2020, September  17, 2020 and September 30, 2020;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 19, 2017, and any amendment or report filed with the SEC for the purpose of updating such description; and

•

the description of our Series A preferred stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on March 30, 2020, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC), after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the dates of filing of such reports and other documents. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

PROSPECTUS

Spirit Airlines, Inc.

Voting Common Stock

Non-Voting Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “SAVE.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “ RISK FACTORS ” ON PAGE 1.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2018.

Important Notice about the Information Presented In This Prospectus

We are responsible for the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus, any prospectus supplement or any free writing prospectus filed with the Securities and Exchange Commission, or SEC, and we take no responsibility for any other information that others may give you.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the securities we may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.

The prospectus supplement will describe the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

As used in this prospectus, “Spirit,” “we,” “our” or “us” refer to Spirit Airlines, Inc.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus, any prospectus supplement or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.spirit.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Definitive Proxy Statement on Schedule 14A for our annual meeting held on May 23, 2017;

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35186), filed with the SEC on December 19, 2017, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act, other than reports or portions thereof furnished under Item 2.02 or Item 7.01 on Form 8-K and not specifically incorporated by reference, after the date of this prospectus and prior to the termination of the offering of securities shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from and after the respective dates of filing of such documents.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of these reports at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Spirit Airlines, Inc.

Attn: Investor Relations

2800 Executive Way

Miramar, Florida 33025

Telephone: (954) 447-7920

These documents can also be requested through, and are available in, the Investor Relations section of our website, which is located at http://ir.spirit.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus, any prospectus supplement or free writing prospectus and oral statements made by our representatives from time to time include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	the competitive environment in our industry;

•	our ability to keep costs low;

•	changes in our fuel cost;

•	our ability to hedge fuel requirements;

•	restrictions on or increased taxes applicable to non-ticket revenues;

•	the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior;

•	actual or threatened terrorist attacks, global instability and potential military actions or activities;

•	external conditions, including air traffic congestion, weather and outbreak of disease;

•	restrictions on third-party membership programs;

•	availability of air travel substitutes;

•	labor disputes, strikes and other labor-related disruptions;

•	aircraft-related fixed obligations;

•	cash balances, operating cash flows and liquidity;

•	changes in worldwide economic conditions;

•	liquidity and general level of capital resources;

•	our aircraft utilization rate;

•	maintenance costs;

•	lack of marketing alliances;

•	government regulation;

•	changes in legislation, regulation and governmental policy;

•	our ability to fulfill our growth strategy;

•	our reliance on technology and automated systems and the risks associated with cyber security and changes made to those systems;

•	use of personal data;

•	ability to generate non-ticket revenues;

•	operational disruptions out of our key airports;

•	our reliance on third-party vendors and partners;

•	our reliance on a single fuel provider;

•	an aircraft accident or incident;

•	negative publicity;

•	our dependence on a limited number of aircraft and engine suppliers;

•	changes in the U.S., Caribbean and Latin American markets;

•	insurance costs;

•	environmental regulations;

•	ability to attract and retain qualified personnel;

•	loss of key personnel; and

•	the other risk factors described under the heading “Risk Factors” in any applicable free writing prospectus or prospectus supplement.

The words “will,” “should,” “could,” “would,” “plan,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus and/or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

Spirit Airlines, Inc., headquartered in Miramar, Florida, is an ultra low-cost, low-fare airline that offers affordable travel opportunities within the United States, Caribbean and Latin America. Our stock trades on the New York Stock Exchange under the symbol “SAVE.”

Our ultra low-cost carrier, or ULCC, business model allows us to compete principally by offering customers our Bare FaresTM, which are unbundled base fares that remove components traditionally included in the price of an airline ticket. We then give customers Frill ControlTM, which provides customers the freedom to save by paying only for the options they choose such as bags, advance seat assignments and refreshments. We record revenue related to these options in our financial statements as non-ticket revenue.

We were founded in 1964 as Clippert Trucking Company, a Michigan corporation. We began air charter operations in 1990 and renamed ourselves Spirit Airlines, Inc. in 1992. In 1994, we reincorporated in Delaware, and in 1999 we relocated our headquarters to Miramar, Florida.

The address of our registered office and our principal executive offices is 2800 Executive Way, Miramar, Florida 33025, and our telephone number at that address is (954) 447-7920. Our website address is www.spirit.com. The information on, or accessible through, our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	4.3x	5.3x	7.4x	6.2x	5.4x

(1)

For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense. “Earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges less capitalized interest. A ratio of earnings to combined fixed charges and preference dividends (if any) would be identical to the presentation in the table above.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

As of December 31, 2017, there were 69,770,795 shares of our voting common stock issued, 68,196,964 shares of our voting common stock outstanding and no shares of our non-voting common stock issued and outstanding.

Our amended and restated certificate of incorporation authorizes us to issue up to 240,000,000 shares of voting common stock, $0.0001 par value per share, 50,000,000 shares of non-voting common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. All of our issued and outstanding shares of common stock and preferred stock are duly authorized, validly issued, fully paid and non-assessable. Our shares of voting common stock and non-voting common stock are not redeemable and do not have preemptive rights.

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of the capital stock, including the shares of voting common stock and non-voting common stock that we may offer from time to time pursuant to this prospectus. Such descriptions are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, copies of which have been filed with the SEC. While the terms we have summarized below will apply generally to any future shares of voting common stock and non-voting common stock that we may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement.

Voting Common Stock

Dividend Rights. Holders of our voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our non-voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Each holder of our voting common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors properly up for election at any given stockholders’ meeting.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our voting common stock will be entitled to share ratably with shares of our non-voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our voting common stock. The rights, preferences and privileges of the holders of our voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Non-Voting Common Stock

Dividend Rights. Holders of our non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds ratably with shares of our voting common stock, subject to preferences that may be applicable to any then outstanding preferred stock and limitations under the Delaware General Corporation Law.

Voting Rights. Shares of our non-voting common stock are not entitled to vote on any matters submitted to a vote of the stockholders, including the election of directors, except to the extent required under the Delaware General Corporation Law.

Conversion Rights. Shares of our non-voting common stock are convertible on a share-for-share basis into voting common stock at the election of the holder. Please see “—Limited Voting by Foreign Owners.”

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our non-voting common stock will be entitled to share ratably with shares of our voting common stock in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of our non-voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our non-voting common stock. The rights, preferences and privileges of the holders of our non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action. As of December 31, 2017, no shares of preferred stock were outstanding.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The preferences, limitations, relative rights and other terms of the preferred stock of each series that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the certificate of designation that contains the terms of the applicable series of preferred stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of voting common stock outstanding will be able to elect all of our directors up for election at any given stockholders’ meeting. At any given stockholders’ meeting for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director up for election. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our corporate secretary, upon the direction of our board of directors, or the Chairman of the Board may call a special meeting of stockholders.

Our amended and restated certificate of incorporation requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws including, among other things, relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The combination of the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements make it more difficult for our stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors.

Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our amended and restated certificate of incorporation and amended and restated bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors and senior management be U.S. citizens. Our amended and restated certificate of incorporation provides that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our amended and restated bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law.

Delaware as Sole and Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (d) any action asserting a claim against us governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Limitations of Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we may indemnify our directors and officers, in each case to the fullest extent permitted by the Delaware General Corporation Law. Our amended and restated bylaws also provide that we are obligated to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the Delaware General Corporation Law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these limitation of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.

Our amended and restated certificate of incorporation provides that any such lawsuit must be brought in the Court of Chancery of the State of Delaware. The foregoing provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Market Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “SAVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company and its telephone number is (800) 468-9716.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal, of premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal, of premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “— Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Spirit) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Spirit and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Spirit;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with shares of common stock, preferred stock and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

•	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

•

issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by an warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases.

However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Debevoise & Plimpton LLP, New York, NY.

EXPERTS

The financial statements of Spirit Airlines, Inc. (the “Company”) incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Warrants

Common Stock

PROSPECTUS SUPPLEMENT

September 30, 2020